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                                                                 EXHIBIT 10.15


                                    AGREEMENT


         THIS AGREEMENT, is made this 25th day of March, 1998, by and between David J. Gleason, a resident of Franklin, Tennessee ("Executive"), and CorporateFamily Solutions, Inc., a Tennessee corporation (the "Company").

         WHEREAS, Executive has served as an officer of the Company since 1988 and has made many contributions to the Company during his employment; and

         WHEREAS, Executive retired from his employment to pursue other personal interests and in consideration of his many years of service to the Company, the Company wishes to provide to Executive certain benefits as set forth below.

         NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Retirement as Officer and Employee. Executive acknowledges that as of January 2, 1998, he retired as an officer and employee of the Company. Executive shall be paid his current salary through January 2, 1998, and thereafter shall be entitled to no salary or benefits except as are set forth in this Agreement.

         2. Benefits; Severance. Executive has been provided the opportunity to continue medical and dental insurance under COBRA, and has rejected such continuation. Except as specified in this Agreement, all other benefits shall cease on the date of his retirement. The Company shall pay Executive Severance in an amount equal to ten (10) weeks base salary commencing on the first payroll date immediately following the seven (7) day revocation period specified at
Section 7.11 and on regular Company payroll dates thereafter until the ten (10) weeks is paid.

         3. Common Stock Options. Executive is the holder of certain outstanding options to purchase common stock of the Company, some of which are qualified incentive stock options pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), some of which are non-qualified stock options, some of which were vested at the date of Executive's retirement and some of which were not vested. The Compensation Committee of the Company in connection with the effectiveness of this Agreement has on this date and pursuant to the terms of the Company's stock option and incentive plans, accelerated the vesting of all nonvested options so that all such options are vested and the exercise period for such options is extended through December 31, 2000.





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         The following chart reflects the options which remain outstanding as of the date hereof:

                          OPTIONS VESTED POST-AGREEMENT


                          No. of           No. of        No. of Options      No. of Options
           Date of        Options       Options Still      Vested Pre-        Vested Post-        Expiration       Exercise
Plan        Grant         Granted        Outstanding        Agreement           Agreement            Date            Price
----        -----         -------        -----------        ---------           ---------            ----            -----
1996        1/1/95         39,000           18,479            10,679              18,479          12/31/2000         7.69
1996        1/1/96        165,100          165,100            66,040             165,100          12/31/2000         7.69


         Exercise of options for such number of shares as set forth below are hereby restricted. Executive agrees that in the event he breaches any of the covenants contained in this Agreement and such breach is not cured within the ten (10) day period specified below, specific options as set forth below (the "Restricted Options") shall be forfeited, be null and void and be of no force and effect. In the event of a breach of any such covenant, the Company shall give written notice of said breach and Executive shall have ten (10) days from receipt of notice to cure the breach. In the event the breach cannot be cured or is not cured within the ten day period, the Restricted Options shall be forfeited at such time pursuant to the schedule as set forth below:


                    Time Period                                        Options
     (Measured at the end of 10-day notice period)              Subject to Forfeiture
     ---------------------------------------------              ---------------------
From the date of this Agreement through December 31, 1998               50,000
January 1, 1999 through December 31, 1999                               30,000
January 1, 2000 through July 31, 2000                                   15,000


         In no event shall the number of Restricted Options ever exceed 50,000 regardless of the date of grant.

         The new period for exercising the options set forth in the chart labeled "Options Vested Post-Agreement" shall survive the death of Executive and such options shall inure to the benefit of the Executive's estate and final expiration through December 31, 2000.

         4. Covenant by Executive. From and after the date hereof, Executive will take no action which could dissipate the goodwill of the Company or its relationship with its employees, former employees, customers, colleagues in the industry, suppliers, competitors, shareholders, lenders or others.


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         5. Release.

                  5.1 By Executive. Effective immediately, Executive releases and discharges the Company and each parent, subsidiary, affiliate and shareholder of the company, and each present, former and future director, officer and employee of the Company or any parent, subsidiary, affiliate and shareholder of the Company (collectively, "Company Affiliates") from all manner of claims, actions, causes of action or suits, in law or in equity, which Executive has or hereafter can, shall or may have against the Company or Company Affiliates or any of them by reason of any matter, cause of thing whatsoever, including any action arising from or during his employment with the Company, resulting from his termination of such employment, or related to his status as a shareholder (through the date hereof) or after. From and after the date hereof, Executive agrees and covenants not to sue, or threaten suit against, or make any claim against, the Company or any Company Affiliate for or alleging any of the claims, actions, causes of action or suits released herein. Executive acknowledges that this release includes but is not limited to all claims arising under federal, state or local laws prohibiting employment discrimination and all claims growing out of any legal restrictions on Company's right to terminate its employees. This Release specifically encompasses all claims of employment discrimination based on race, color, religion, sex, disability and national origin, as provided under Title VII of the Civil Rights Act of 1964, as amended, the 1991 Civil Rights Act, all claims of discrimination based on age, as provided under the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act, the Americans with Disabilities Act and all claims of employment discrimination under any state law including as provided under Tennessee Code Annotated Sections 8-50-103 and 4-21-401, et seq.

                  5.2 By Company and Company Affiliates. Effective immediately, Company and Company Affiliates (and each of them) release and discharge the Executive from all manner of claims, actions, causes of action or suits, in law or in equity, which Company and/or Company Affiliates, or any of them, has or hereafter can, shall or may have against the Executive by reason of any matter, cause or thing arising from or during Executive's employment with the Company, resulting from his termination of such employment, or related to his status as a shareholder (through the date hereof) or officer. From and after the date hereof, Company and Company Affiliates, and each of them, agree and covenant not to sue, or threaten suit against, or make any claim against, the Executive for or alleging any of the claims, actions, causes of action or suits released herein.

         6. No Competition; No Disclosure; No Interference. Executive covenants and agrees that for a period of three years from and after the date hereof, without the written consent of the Company, neither he nor any person, firm, organization, company or corporation (whether or not engaged in business for profit) controlled by him will directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control or be connected in any manner with any business within any market for the Company as such market exists on January 2, 1998, and which as of January 2, 1998 (a) is engaged in the business of providing management or consulting services for workplace child care, education or family support


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programs, or any organization whose purpose is related to such business or to another business that has been previously identified as a business opportunity that is potentially competing or conflicting (b) is engaged in a business that competes or conflicts with the business of the Company as of the date of this Agreement.

                  From and after the date hereof for a period of three years, Executive agrees that he will keep confidential and not appropriate any (i) trade and business secrets or other business practices of the Company, (ii) information relating to the Company's customers and their contracts or business relationships with the Company, (iii) information related to business and growth strategy, or contemplated opportunities for mergers and acquisitions, (iv) personnel policies, (v) business relations information or client lists, (vi) proprietary designs or specifications, (vii) financial or other performance data, (viii) pricing policies or strategies, (ix) bid amounts or rate structures or (x) any other proprietary or confidential information of the Company whether or not obtained with the knowledge and permission of the Company or any Company Affiliates and whether or not developed, devised or otherwise created in whole or in part by his efforts. Notwithstanding the above, the provisions of this paragraph shall not apply with respect to any information, documents or other material that either (a) was known by the Executive through sources other than by virtue of his employment with the Company, or (b) is otherwise public information.

                  From and after the date hereof for a period of three years, Executive agrees that he shall not, directly or indirectly, for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other organization: (i) solicit, employ, deal with or otherwise interfere with the Company's or any of the Company Affiliates' contracts or relationships with any employee, officer, director or any independent contractor whether the person is employed by or associated with the Company or a Company Affiliate on the date hereof or during such three-year period set forth above; or (ii) solicit, accept, deal with or otherwise interfere with any of the Company's or Company Affiliates' contracts or relationships with any independent contractor, customer, client or supplier of the Company or any Company Affiliate.

                  Executive acknowledges that the provisions of this Section 6 are essential to the continued goodwill and profitability of the Company and further acknowledges that the application or operation thereof shall not involve a substantial hardship upon his future livelihood. Should any court determine that the provisions of this Section 6 shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide the Company, to the fullest extent permitted by applicable law, the benefits intended by this Section 6. A court called upon to enforce the terms of this Agreement and/or to fashion a remedy for any breach thereof by Executive, may consider the 50,000 restricted share forfeitures in calculation of any damage award.

                  Company acknowledges that with respect to all of the subject matter contained in this Section 6, this Section 6 represents the entire agreement and understanding among the


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Company, the Company Affiliates and the Executive with respect to the subject matter hereof, and to the extent there exist any other agreements or understandings concerning such subject matter, such agreements are extinguished and null and void.

                  In the event that the Company experiences a change in control defined as the acquisition of at least a majority of the stock of the Company by any person, entity or group; the merger or consolidation of the Company with or into another entity, or the sale of all or substantially all of the Company's assets, the provisions of Section 6 of this Agreement shall expire.

         7. Miscellaneous.

                  7.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

                  7.2 Survival. All representations and warranties contained in this Agreement shall survive the execution and delivery hereof.

                  7.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled under this Agreement or at law or in equity. In addition, a party that is required to enforce the terms and provisions of this Agreement and is successful therein shall be reimbursed by the other party for all costs and expenses, including legal fees, that it may incur in bringing that legal proceeding.

                  7.4 Entire Agreement. This Agreement constitutes the entire agreement between the Company and Executive relating to the subject matter hereof; there are no terms other than those contained herein. This Agreement may not be modified or amended except in a writing signed by the parties hereto.

                  7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to principles of conflicts of law.

                  7.6 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement.

                  7.7 Enforceability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions, because it conflicts with any provisions



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of any constitution, statute, rule or public policy, or for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever. If any provision of this Agreement shall be held or deemed to impose restrictions which are too broad, too lengthy or otherwise unreasonable, the parties hereto agree to be bound by a court's decision as to what restrictions would be reasonable and acknowledge that such court has the authority and discretion to make such a determination.

                  7.8 Acknowledgment by Executive. Executive hereby acknowledges that he has carefully read and fully understands all the provisions of this Agreement. He further acknowledges that this Agreement sets forth the entire agreement between himself and the Company. In addition, he acknowledges that he has been given a period of at least twenty-one (21) days to consider the terms of this Agreement and that he has consulted with an attorney of his choice. Finally, Executive hereby acknowledges that, in considering whether to sign this Agreement, he has not relied upon any representation or statement, written or oral, not set forth in this document and that he has not been threatened or coerced into signing this Agreement by an official of the Company and that he has read, understood and fully and voluntarily accepts the terms of this Agreement.

                  7.9 Notices. If a notice is to be sent by a party pursuant to the terms of this Agreement, such notice shall be sent to the parties at the following addresses:

                  If to Company:            CorporateFamily Solutions
                                            209 Tenth Avenue South, Suite 300
                                            Nashville, TN 37203-4173
                                            Telephone: 615-256-9915
                                            Facsimile: 615-256-9881

                  with a copy to:           Karen L. C. Ellis
                                            Bass, Berry & Sims PLC
                                            315 Deadrick Street
                                            2700 First American Center
                                            Nashville, TN 37238
                                            Telephone: 615/742-6266
                                            Facsimile: 615/742-6233

                  If to Executive:          Mr. David J. Gleason
                                            238 St. Andrews Drive
                                            Franklin, TN 37069
                                            Telephone: 615/662-5873
                                            Facsimile: ______________________



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                  With a copy to:           Christopher Harris, Esq.
                                            Thrailkill, Harris & Wood, PLC
                                            105 Westpark Drive, Suite 400
                                            Brentwood, TN 37027
                                            Telephone: 615-376-3555
                                            Facsimile: 615-376-3016

         Written notice shall be deemed received upon the earlier of actual receipt or the third day following the date postmarked. Notice may be sent by facsimile, hand delivery, return receipt requested or via overnight courier.

                  7.10 Captions. The captions herein are for purposes of identification only and shall not be considered in construing this Agreement.

                  7.11 Effective Date. This Agreement may be revoked by Executive at any time during the seven (7) calendar day period immediately after being signed. This Agreement shall not become effective until the expiration of such revocation period.

                                   COMPANY:

                                   CORPORATEFAMILY SOLUTIONS, INC.
                                   (on behalf of Company and Company Affiliates)


                                   By: /s/ Michael E. Hogrefe
                                       ----------------------------------------
                                   Title: Executive Vice President and CFO
                                          -------------------------------------

                                   EXECUTIVE:


                                       /s/ David J. Gleason
                                       ----------------------------------------
                                        David J. Gleason



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